UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               April 24, 2007

1ST CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 655-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

           On April 24, 2007, 1st Constitution Bancorp issued a press release reporting earnings and other financial results for its first quarter ended March 31, 2007. A copy of the press release is attached and is being furnished as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

	99	Press Release of 1st Constitution Bancorp, dated April 24, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: April 24, 2007	By:	/s/ JOSEPH M. REARDON
Name: Joseph M. Reardon
Title: Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.              Title

99                             Press Release of 1st Constitution Bancorp, dated April 24, 2007

Exhibit 99

CONTACT:	Robert F. Mangano	Joseph M. Reardon
	President & Chief Executive Officer	Senior Vice President & Treasurer
	(609) 655-4500	(609) 655-4500

PRESS RELEASE – FOR IMMEDIATE RELEASE……

1ST CONSTITUTION BANCORP REPORTS RECORD NET INCOME, UP 12.0%
FOR THE FIRST QUARTER ENDED MARCH 31, 2007

CRANBURY NJ – APRIL 24, 2007……1ST Constitution Bancorp (NASDAQ; FCCY), the parent company of 1ST Constitution Bank, announced today record net income for the quarter ended March 31, 2007. For the quarter ended March 31, 2007, net income increased by 12.0 percent to $1,405,500, or $0.37 per diluted share, up from $1,254,758, or $0.33 per diluted share, achieved during the first quarter of 2006. All per share amounts have been restated to give effect to a 6 percent stock dividend paid January 31, 2007.

For the quarter ended March 31, 2007, net interest income was $4,457,673, which represents an increase of $223,547, or 5.28 percent, over net interest income of $4,234,126 reported for the first quarter of 2006. Return on average assets stood at 1.40 percent for the period, while return on average equity reached 15.81 percent. These results compare to a return on average assets of 1.38 percent and the return on average equity of 16.91 percent achieved for the first quarter of 2006. The Company’s net interest margin reached 4.81 percent for the first quarter of 2007, which represents a slight decrease from the 5.03 percent achieved for the corresponding prior year period.

Robert F. Mangano, president and chief executive officer of 1ST Constitution Bancorp, attributed earnings results for the quarter ended March 31, 2007 to the Bank’s lending and deposit gathering activities, and the continued generation of non-interest income. At March 31, 2007, deposits expanded by $56 million, or 19.8 percent, and loans grew by $16.9 million, up 6.40 percent compared to March 31, 2006. Deposit growth was in part due to the acquisition of the Hightstown, New Jersey branch of another financial institution in the first quarter of 2007. In addition, non-interest income contributed $643,741 to the first quarter results. Non-interest expense was well controlled during the period, which also contributed to the positive results achieved for the quarter ended March 31, 2007.

On February 23, 2007, 1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, closed on a transaction to acquire all of the deposit liabilities and related assets of the Hightstown, New Jersey branch banking office of a competing commercial banking institution. The acquisition added approximately $19 million in new deposits and provided 1ST Constitution with a full service facility to serve its customer base in Hightstown, New Jersey, as well as the surrounding Mercer County areas.

At March 31, 2007, 1ST Constitution Bancorp had total assets of $421.5 million, an increase of $52.2 million, or 14.1 percent from total assets at March 31, 2006. 1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, operates eleven branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Jamesburg, Montgomery, Perth Amboy, Plainsboro, West Windsor and Princeton, New Jersey.

1ST Constitution Bancorp common stock is traded on the Nasdaq Global Market under the trading symbol “FCCY”. Information about 1ST Constitution Bancorp can be accessed via the Internet at www.1STCONSTITUTION.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of general economic conditions and legal and regulatory barriers and structure. 1st Constitution Bancorp assumes no obligation for updating any such forward-looking statements at any time.

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1ST Constitution Bancorp
Selected Consolidated Financial Data

($ in thousands, except per share amounts)	Three Months Ended		Years Ended
	March 31,		December 31,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)
Income Statement Data:
Interest income	$7,389	$6,153	$27,305	$21,328	$17,016
Interest expense	2,931	1,919	9,517	6,028	4,545
Net interest income	4,458	4,234	17,788	15,300	12,471
Provision for loan losses	40	170	894	405	240
Net interest income after prov.for loan losses	4,418	4,064	16,894	14,895	12,231
Non-interest income	644	730	2,591	2,647	2,557
Non-interest expense	3,021	3,090	12,037	10,887	8,990
Income before income taxes	2,041	1,704	7,448	6,655	5,798
Income tax expense	635	449	2,115	2,095	1,960
Net income	$1,406	$1,255	$5,333	$4,560	$3,838

Balance Sheet Data:
Total Assets	$421,520	$369,325	$392,678	$372,495	$335,830
Loans, including loans held for sale	280,685	263,784	278,751	256,772	220,581
Allowance for loan losses	(3,348)	(2,534)	(3,228)	(2,361)	(2,005)
Investment securities available for sale	79,766	64,184	70,421	69,237	85,589
Investment securities held to maturity	26,578	17,496	19,254	21,758	12,167
Deposits	340,782	284,443	312,724	305,809	276,887
Shareholders' Equity	36,833	30,327	35,197	29,797	26,790

Performance Ratios:
Return on average assets	1.40%	1.38%	1.40%	1.31%	1.22%
Return on average equity	15.81%	16.91%	16.62%	16.49%	15.54%
Net interest margin	4.81%	5.03%	5.03%	4.78%	4.25%
Efficiency ratio	59.2%	62.3%	59.1%	60.7%	59.8%

Asset Quality:
Loans past due over 90 days and still accruing	$0	$118	$0	$0	$63
Nonaccrual loans	3,565	833	4,193	833	1,049
OREO property	0	0	0	0	0
Net charge-offs (recoveries)	(80)	(3)	26	49	21
Allowance for loan losses to total loans	1.24%	1.00%	1.22%	0.98%	0.95%
Nonperforming loans to total loans	1.32%	0.38%	1.58%	0.35%	0.53%

Per Share Data:
Earnings per share - Basic	$0.38	$0.34	$1.45	$1.25	$1.05
Earnings per share - Diluted	$0.37	$0.33	$1.41	$1.20	$1.02
Book value per share	$9.84	$8.31	$9.40	$8.18	$7.28